SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement
☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

American Healthways, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

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SUPPLEMENT DATED JANUARY 8, 2003
 TO PROXY STATEMENT DATED DECEMBER 20, 2002

      As previously communicated to you, the 2003 Annual Meeting of Stockholders of American Healthways, Inc. (the “Company”) will be held at 9:00 a.m., local time, on Wednesday, January 22, 2003, at the SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee 37219. This supplement is being furnished to provide you with information that was inadvertently omitted from the Company’s proxy statement dated December 20, 2002.

      Prior to October 15, 2001, Henry Herr was an executive officer and director of the Company and served as chief financial officer. Beginning October 15, 2001, Mr. Herr served as a part-time employee of the Company, providing it with advisory services with respect to ongoing business issues and special projects pursuant to an Employment Agreement dated November 20, 2001, between Mr. Herr and the Company. During fiscal 2002, Mr. Herr was paid a total of $158,333 by the Company.

      If you have already voted and do not desire to change your vote on the matters being presented, no further action is necessary. If you desire to change your vote, please call (615) 263-7918 and another proxy card will be sent to you. Further information on voting and revocation of proxies is provided on page one of the proxy statement previously sent to you.